EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For additional information, contact:
Dallas E. Lucas
President and Chief Executive Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 830
Santa Monica, CA 90401
(310) 395-2083
PACIFIC OFFICE PROPERTIES
BEGINS TRADING ON AMEX
LOS ANGELES, March 20, 2008 – Pacific Office Properties Trust, Inc. (AMEX: PCE), a new west coast real estate investment trust, announced today the closing of its formation transactions, the launch of its operations, and the start of its trading on the American Stock Exchange under the symbol “PCE.”
Pacific Office Properties was formed through the contribution of The Shidler Group’s Western U.S. office building portfolio and investment operations to a subsidiary of Arizona Land Income Corporation (formerly AMEX: AZL). As part of the formation transactions, Arizona Land changed its name to Pacific Office Properties Trust, Inc. and reincorporated in Maryland. The Shidler Group, a national real estate investment firm, and its founder, Jay H. Shidler, have founded three other highly successful, publicly traded REITS during the past 15 years.
Pacific Office Properties will have a total market capitalization including convertible partnership units and indebtedness in excess of $750 million. The Company’s initial portfolio consists of interests in nine office properties comprising 2.4 million square feet of quality office space located in Honolulu, San Diego, and Phoenix. Pacific Office Properties’ Honolulu portfolio makes it the largest office building owner in Hawaii.
Pacific Office Properties expects to begin paying quarterly dividends on common shares to owners of record as of June 30, 2008. However, the amount and timing of any common dividend payment will be determined by the Company’s Board of Directors during the second quarter of 2008.
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CO-INVESTMENT STRATEGY; OFFICE BUILDING FOCUS
Pacific Office Properties will adopt and continue The Shidler Group’s profitable institutional joint-venture initiatives, through which it acquires, owns, and operates “value-added” commercial real estate in partnership with institutional co-investors. As one of the first office building REITs to exclusively operate through co-investment programs, Pacific Office Properties represents a new generation of REITs that use the transparent and efficient operating platform of their public companies to attract and co-invest with institutional private equity capital in property-specific acquisitions. Through its co-investment strategy, Pacific Office Properties expects to generate venture-related, preferential and performance returns in excess of its pro rata investment return.
Pacific Office Properties will continue to focus on acquiring “value-added” office properties initially in the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company will focus on those office buildings in which value can be created through enhanced repositioning, strategic capital improvements and aggressive marketing and management.
MANAGEMENT
Jay H. Shidler, founder and Managing Partner of The Shidler Group, will serve as the Company’s Chairman of the Board. Mr. Shidler will own 14% of the outstanding common stock and a 35 percent economic interest in the Company’s operating partnership. Shidler is the co-founder and current Chairman of two NYSE-listed real estate investments trusts, First Industrial Realty Trust, Inc. (NYSE: FR) and Corporate Office Properties Trust (NYSE: OFC).
In 1994, The Shidler Group took its Midwest industrial portfolio and operations public, forming First Industrial Realty Trust, Inc. (NYSE: FR). First Industrial has gone on to become one of the nation’s largest providers of diversified industrial real estate. In 1997, using a formation strategy similar to that used to create Pacific Office Properties, The Shidler Group contributed its Mid-Atlantic suburban office building portfolio and operations to, and merged with, a small publicly listed REIT, to form Corporate Office Properties Trust, Inc. (NYSE: OFC). Corporate Office Properties Trust is one of the nation’s most successful office REITs.

Dallas E. Lucas, Director, President and Chief Executive Officer, brings to the Company a wealth of experience in finance, corporate strategy, and public real estate, largely gained through his years as an executive and Chief Financial Officer of two public REITs, having brought each through their IPO stage. Prior to joining Pacific Office Properties, Lucas most recently served as Executive Vice President and Chief Financial Officer of Maguire Properties, Inc. (NYSE: MPG), where he was instrumental in the company’s IPO and the growth of its market capitalization. Prior to that, he was a Director and Chief Financial Officer of Northstar Capital Investments, a $2.5 billion privately held real estate investment company, where Lucas was involved in crafting the company’s corporate strategy. Earlier, he was the Senior Vice President and Chief Financial Officer of Crescent Real Estate Equities Company (NYSE: CEI), where he was integral to the company’s 1994 IPO and subsequent growth. Lucas gained his solid public finance foundations as an auditor with Arthur Andersen & Company, where he began his career in 1984.
“We are enthusiastic about our opportunity to grow Pacific Office Properties into one of the premier office REITs in the U.S. We believe our co-investment strategy, along with our talented management team, ideally position us to capitalize on what we foresee to be a very exciting acquisition environment in the years ahead,” said Lucas.
Shidler and Lucas are joined on the Company’s Board of Directors by seasoned real estate professionals, including Clay W. Hamlin, III, co-founder and Vice Chairman of Corporate Office Properties, and Michael W. Brennan, co-founder and Chief Executive Officer of First Industrial. Commenting on the merger, Hamlin said “The formation of Pacific Office Properties is reminiscent of the launch of Corporate Office Properties which became public through a similar type of reverse merger. I expect great things from this new REIT and believe that its co-investment model will be the future of the REIT industry.”
The Company will initially be externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group.

About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. is a real estate investment trust, which acquires, owns, and operates office properties in the western U.S., focusing initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix.
The Company will acquire, with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company will continue The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
About The Shidler Group
The Shidler Group (www.shidler.com) is a private long-term investor in commercial real estate. Over the past 30 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leasable area. In addition to the formation of Pacific Office Properties, The Shidler Group has founded three other publicly traded real estate investment trusts – Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and TriNet Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The Shidler Group also founded Primus Guaranty, Ltd. (NYSE: PRS), a Bermuda-based holding company whose primary subsidiary, Primus Financial Products, is a AAA/Aaa rated provider of credit default protection.
Advisors
Credit Suisse Securities (USA) LLC acted as financial advisor to The Shidler Group, and Peacock, Hislop, Staley, & Given, Inc. acted as financial advisor to AZL. Barack Ferrazzano Kirschbaum & Nagelberg LLP was legal advisor to The Shidler Group, and Squire, Sanders & Dempsey L.L.P. was legal advisor to AZL.
Certain Information About Forward Looking Statements
Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the subject transactions will be consummated. Important factors that may cause a difference between projected and actual results for Pacific Office Properties are discussed in the Company’s filings from time to time with the SEC, including but not limited to AZL’s annual reports on Form 10-KSB, and Proxy Statement on Schedule 14A. Pacific Office Properties and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.